UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2008

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland		21117
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 7, 2008, Medifast, Inc.’s (the “Company’s) Board of Directors elected a new independent board member to the Owings Mills, Md based meal replacement company. The newly elected board member is Barry B. Bondroff, CPA. Mr. Bondroff, currently a Senior Managing Director with SMART, a diverse team of business advisory professionals founded in 1988, brings over 35 years of experience providing companies of all sizes and industries with practical and cost-effective accounting, assurance, tax, business, technology and financial advisory services.

Prior to managing SMART, Bondroff was the Managing Partner for Grabush, Newman & Co., P.A., which combined with SMART in May 2003. Bondroff began his career with Grabush Newman in 1970, and in 1976 became Officer and was promoted to Managing Partner in 1982. He earned his Bachelor of Science degree in Accounting from the University of Baltimore.

Bondroff also serves on the Board of Directors for the publicly traded First Mariner Bank of Maryland, a NASDAQ listed SEC registrant. Bondroff is active with First Mariner serving on the Executive Committee, Loan Committee, Audit Committee and as Chairman of the Compensation Committee. First Mariner was a start-up bank that demanded detailed oversight by Bondroff and all Board members.

Including First Mariner, Bondroff has extensive bank experience, serving on the leadership team responsible for the first bank proxy battle in the country resulting in the successful takeover of The Bank of Baltimore, a NYSE listed SEC registrant. In that capacity Bondroff was actively involved in rebuilding the bank and providing oversight and governance in transition.

In addition to his professional affiliations, Bondroff served on the Executive Committee for Israel Bonds and was a Director of Cycle Across Maryland. Bondroff has served the National Jewish Medical and Research Center, the Jewish Center for Business Development and has assisted the Baltimore Symphony Orchestra in its fundraising efforts. In addition, Barry was a past President and Treasurer of the Edward A. Meyerberg Northwest Senior Center, and also served as a Member of the Board of Directors for the Levindale Hebrew Geriatric Center and Hospital.

Mr. Bondroff is not a party to any transaction with the Company or any subsidiary of the Company, and the Company has not entered into arrangements in connection with his election to the Board of Directors.

On May 6, 2008, Mr. Richard T. Aab announced his resignation from the Medifast Board of Directors. Mr. Aab was elected to a one year term on September 7, 2007. Mr. Aab is unable to complete his one-year term due to the demands on his time supporting his successful businesses and multiple charitable organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Date: May 9, 2008	/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer